Exhibit 4.21

[Execution Version]

CERTAIN IDENTIFIED CONFIDENTIAL INFORMATION MARKED [***] HAS

BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS (I) THE TYPE THE

COMPANY TREATS AS PRIVATE OR CONFIDENTIAL AND (II) NOT MATERIAL.

SIXTH AMENDMENT

TO

CREDIT AGREEMENT AND COLLATERAL DOCUMENTS

THIS SIXTH AMENDMENT (this “Amendment”) to (i) the Credit Agreement, dated February 23, 2020 (as amended by the First Amendment to Credit Agreement, dated as of March 31, 2020, the Second Amendment to the Credit Agreement, dated as of August 12, 2020, the Third Amendment to the Credit Agreement, dated as of January 28, 2021, the Fourth Amendment to the Credit Agreement, dated as of July 22, 2021, and the Fifth Amendment to the Credit Agreement, dated as of June 17, 2022, the “Original Credit Agreement,” and as amended by this Amendment and as it may be further amended, amended and restated or otherwise modified after the date hereof, the “Credit Agreement”), among REDHILL BIOPHARMA INC., a Delaware corporation (the “Borrower”), REDHILL BIOPHARMA LTD., a company incorporated under the laws of the State of Israel, as Guarantor (“Parent”), the Lenders (defined therein), HCR Collateral Management, LLC (“Agent” and together with the Borrower, Parent, the Lenders and Agent, the “Parties”), as Administrative Agent and (ii) the Security Agreement, dated February 23, 2020 (the “Original Security Agreement,” and as amended by this Amendment and as it may be further amended, amended and restated or otherwise modified after the date hereof, the “Security Agreement”), executed in favor of the Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, is executed as of February 2, 2023 (the “Sixth Amendment Effective Date”). Capitalized terms not otherwise defined herein have the same meaning as in the Credit Agreement (and all rules governing terminology or interpretation set forth in the Credit Agreement are hereby incorporated by reference).

WHEREAS, the Obligations under the Credit Agreement are secured by (among other things) the Collateral Documents;

WHEREAS, the amount of the outstanding Obligations pursuant to the Credit Agreement and Collateral Documents as of the date of this Amendment continue to accrue;

WHEREAS, in consideration of the Lenders advancing the Loans under the Credit Agreement, Borrower and Parent are obligated to pay the Revenue Interest to the Lenders in the form of quarterly Revenue Interest Payment Amounts;

WHEREAS, Borrower is in Default;

WHEREAS, prior to the effectiveness of this Amendment, HCR Stafford Fund, L.P., HCR Molag Fund, L.P. HCR Potomac Fund, L.P., HCR Overflow Fund, L.P., and HealthCare Royalty Partners IV, L.P., the then existing Lenders under the Original Credit Agreement assigned their

Loans and rights to the Revenue Interests to Movantik Acquisition Co., a Delaware corporation (“Buyer”);

WHEREAS, Borrower, Parent, and Buyer are parties to that certain Asset Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Purchase Agreement”);

WHEREAS, in exchange for the extinguishment, termination, satisfaction, release and discharge of all Obligations (including, for the avoidance of doubt, the Loans, accrued and unpaid interest thereon, the Revenue Interest, covenants and the prepayment premiums and exit fees under the Loan Documents, but excluding the Obligations of the Loan Parties set forth in Article III, Section 4.03, Section 11.02(d) and Section 11.04 of the Credit Agreement that are expressly intended to survive termination of the Credit Agreement) Borrower desires to sell all of Borrower’s and its Affiliates’ right, including Parent’s, title and interest in, to and under the Purchased Assets (as defined in the Purchase Agreement) and transfer the Assumed Liabilities (as defined in the Purchase Agreement) to Buyer, and Buyer wishes to purchase from Borrower all of Borrower’s and its Affiliates’, including Parent’s, right, title and interest in, to and under the Purchased Assets and to assume the Assumed Liabilities, upon the terms and subject to the conditions set forth in the Purchase Agreement (the “Acquisition”); and

WHEREAS, Borrower, Parent, Agent and Buyer desire for certain Liens granted by the Loan Parties pursuant to the Collateral Documents (including the Collateral Documents (Israel)) to remain outstanding following the Acquisition and that such Liens shall secure the Go-Forward Obligations (as defined below) in an amount equal to the Maximum Secured Amount (as defined below) until the Release Condition (as defined below) has been met;

NOW, THEREFORE, in accordance with and pursuant to Section 11.01 of the Credit Agreement, the Lenders and the Borrower hereby agree as follows:

1.Amendments to Credit Agreement.

(a)The definition of “Talicia Assets” in Section 1.01 of the Original Credit Agreement is hereby deleted in its entirety and replaced as follows:

““Talicia Assets” mean (a) the Talicia Intercompany Agreement, (b) any contracts relating in any material respect to Talicia to which RedHill Parent or any of its Subsidiaries is a party, (c) the IP Rights and Patent Payments relating in any material respect to Talicia, (d) gross revenues of RedHill Parent and its Subsidiaries with respect to Talicia, (e) the Talicia Regulatory Documentation; (f) all inventory (including work-in-process) of Talicia; (g) the Talicia Records, and (h) any assets relating in any material respect to Talicia that may be acquired by RedHill Parent or any of its Subsidiaries after the Closing Date.”

(b)The following definitions are hereby added to Section 1.01 of the Original Credit Agreement in appropriate alphabetical order:

““Aemcolo Assets” means (a) any contracts relating in any material respect to Aemcolo to which RedHill Parent or any of its Subsidiaries is a party, (b) the IP Rights and Patent Payments relating in any material respect to Aemcolo, (c) gross revenues of RedHill Parent and its Subsidiaries with respect to Aemcolo, (d) the Aemcolo Regulatory Documentation; (f) all inventory (including work-in-process) of Aemcolo; (g) all books, records and recorded information maintained by RedHill Parent or any of its controlled Affiliates (including any copies (electronic or otherwise) thereof) relating in any material respect to Aemcolo, and (h) any assets relating in any material respect to Aemcolo that may be acquired by RedHill Parent or any of its Subsidiaries after the Closing Date.”

““Aemcolo Regulatory Documentation” means all Regulatory Documentation owned by RedHill Parent or any of its controlled Affiliates (including any copies (electronic or otherwise) thereof) that is, or was, acquired, developed, compiled, collected or generated in connection with Aemcolo in any material respect.”

““Escrow Account” means the Escrow Account as defined in the Purchase Agreement.”

““Go-Forward Obligations” means all debts, liabilities, obligations, covenants and duties of any Loan Party with respect to: (i) the Loan Parties’ indemnification obligations under the Loan Documents pursuant to Section 11.04 of the Credit Agreement, (ii) the Loan Parties’ indemnification obligations under the Purchase Agreement pursuant to Section 6.2 thereof, and (iii) the Movantik Escrow Eligible Liabilities, in the case of each of the foregoing clauses (i) through (iii), whether absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.”

““Movantik Escrow Eligible Liabilities” means the Movantik Escrow Eligible Liabilities as defined in the Purchase Agreement.”

““Maximum Secured Amount” means the value of the Movantik Escrow Eligible Liabilities.”

““Purchase Agreement” means that certain asset purchase agreement, dated as of February 2, 2023, by and among Borrower, RedHill Parent, and Movantik Acquisition Co., a Delaware corporation, as amended or modified from time to time in accordance with the terms thereof.”

“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement and Collateral Documents, dated as of February 2, 2023 by and among

Borrower, RedHill Parent, Movantik Acquisition Co., a Delaware corporation, as Lender, and Administrative Agent.

(c)Section 11.04(a) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“[Reserved]”

(d)Section 11.04(b) of the Original Credit Agreement is hereby deleted in its entirety and replaced as follows:

“The Loan Parties shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) any actual or prospective claim, litigation, investigation or proceeding relating to the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.”

(e)Section 7.01 through and including Section 7.21 of the Original Credit Agreement are hereby deleted each in their entirety and replaced as follows:

“[Reserved].”

(f)Section 8.01 through and including Section 8.18 of the Original Credit Agreement are hereby deleted each in their entirety and replaced as follows:

“[Reserved].”

(g)Section 9.01 is hereby deleted in its entirety and replaced as follows:

“It shall constitute an Event of Default if (a) any of the Movantik Escrow Eligible Liabilities have been overdue for 60 days according to their respective payment terms, as such payment terms may be amended or modified from time-to-time, (b) the Loan Parties shall not have made indemnification payments they are required to be made under Section 11.04 of the Credit Agreement or Section 6.2 of the Purchase Agreement within five business days of such obligations becoming due and payable or (c) an Event of Default occurs pursuant to Section 5(e) of the Sixth Amendment; provided, that the non-payment of indemnification obligations under Section 11.04 of the Credit Agreement shall not constitute an Event of Default if the Loan Parties dispute the validity or amount of such obligations in good faith and in writing.”

(h)Section 9.02 of the Original Credit Agreement is hereby deleted each in its entirety and replaced as follows:

“If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or at law.”

(i)Section 9.03 of the Original Credit Agreement is hereby deleted in its entirety and replaced as follows:

“[Reserved].”

2.Amendments to Original Security Agreement.

(a)The definition of “Excluded Parent Property” in Section 1 of the Original Security Agreement is hereby deleted in its entirety.

(b)The definition of “Excluded Property” in Section 1 of the Original Security Agreement is hereby deleted in its entirety and replaced as follows:

““Excluded Property” means, with respect to each Grantor, (a) all assets other than (i) the Talicia Assets, (ii) the Aemcolo Assets, (iii) the Escrow Account and (iv) the Accounts Receivable (as defined in the Purchase Agreement) and (b) any Talicia Asset or Aemcolo Asset which is a general intangible, permit, lease, license, contract or other instrument if the grant of a security interest in such general intangible, permit, lease, license, contract or other instrument in the manner contemplated in any Collateral Document, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Grantor’s rights, titles and interests thereunder (including upon the giving of notice or lapse of time or both); provided, that, (x) any such limitation described in this clause (b) shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (y) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, general intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Collateral, a security interest in such general intangible, permit, lease, license, contract or other instrument shall be automatically and simultaneously granted and such general intangible, permit, lease, license, contract or other instrument shall no longer constitute “Excluded Property” and shall be considered Collateral.”

(c)The following paragraph shall be added to the end of Section 2 of the Original Security Agreement:

“Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the amount of the Go-Forward Obligations secured by the Collateral under this Security Agreement or any other Loan Document shall be limited to the Maximum Secured Amount with respect thereto.”

(d)All usages of the term “Obligations” in the Original Security Agreement shall be replaced with the term “Go-Forward Obligations”.

(e)Section 5, Section 6, and Section 10 of the Original Security Agreement are hereby deleted and each replaced as follows:

“[Reserved]”

(f)Section 11(a) of the Original Security Agreement is hereby deleted and replaced as follows:

“This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until the Release Condition (as defined in the Sixth Amendment) has occurred. Upon occurrence of the Release Condition, this Security Agreement and the liens and security interests of the Administrative Agent hereunder shall be terminated in accordance with the provisions of the Sixth Amendment. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Security Agreement.”

3.Conditions Precedent to Effectiveness. The effectiveness of this Amendment shall be subject to the following conditions precedent:

(a)Agent shall have received this Amendment, duly executed by Borrower, Parent and Buyer;

(b)Agent shall have received a Control Agreement with respect to the Escrow Account (as defined in the Purchase Agreement), duly executed by Borrower and the Escrow Agent (as defined in the Purchase Agreement);

(c)Agent shall have received that certain Amendment No. 2 (the “Israeli Fixed Charge Amendment”) to the Fixed Charge Debenture as dated February 23, 2020 and as amended on March 24, 2020, duly executed by Parent and in the form attached hereto as Exhibit A;

(d)Agent shall have received that certain Amendment No. 1 (the “Israeli Floating Charge Amendment”) to the Floating Charge Debenture as dated February 23, 2020, duly executed by Parent and in the form attached hereto as Exhibit B;

(e)Agent shall have received that certain Fixed Charge Debenture (the “New Israeli Fixed Charge”) dated on or about the date hereof, duly executed by Parent and in the form attached hereto as Exhibit C;

(f)Agent shall have received that certain Floating Charge Debenture (the “New Israeli Floating Charge”) dated on or about the date hereof, duly executed by Parent and in the form attached hereto as Exhibit D; and

(g)Each of the representations and warranties in Section 6 of this Amendment shall be true, accurate and complete.

4.Extinguishment, Termination, Release and Discharge of Obligations.

(a)Upon the effectiveness of this Amendment pursuant to Section 3 hereof: (i) the Obligations (other than the Go-Forward Obligations) owing by the Loan Parties to the Administrative Agent, the Lender or any holder of the Obligations (including, for the avoidance of doubt, the Loans, accrued and unpaid interest thereon, the Revenue Interest, all covenants and the prepayment premiums and exit fees under the Loan Documents) shall be extinguished, terminated, satisfied, released and discharged; provided that the Obligations of the Loan Parties set forth in Article III, Section 4.03, Section 11.02(d) and Section 11.04 of the Credit Agreement shall survive termination of the Credit Agreement and shall remain in effect pursuant to the terms of the Credit Agreement; (ii) any Liens and security interests in Excluded Property (as defined by the Security Agreement) shall be automatically extinguished, terminated, satisfied, released and discharged and the Borrower or its designee shall be entitled, at its sole cost and expense, to file or cause to be filed a signed copy of the Security Agreement (as amended hereby); (iii) Agent shall promptly execute and deliver all instruments that Borrower may reasonably request acknowledging the satisfaction and termination of or modification to any Liens or security interests terminated or modified pursuant to clause (ii) of this Section 4(a), at Borrower’s sole cost and expense (together with those costs incurred under Section 4(f)(ii) hereof, up to a maximum of $[***], beyond which threshold each party shall bear its own expenses); (iv) Agent shall promptly return all Pledged Collateral (as defined in the Pledge Agreement) to the Loan Parties and the Pledge Agreement shall be terminated; and (v) the Commitments under the Credit Agreement shall be terminated.

(b)Upon the effectiveness of this Amendment pursuant to Section 3 hereof, the Loan Parties, on behalf of themselves and each of their respective Affiliates, or any Person claiming by, through or for the benefit of any of them, and each of their respective successors, assigns, or other legal representatives, hereby irrevocably, unconditionally and completely waives and releases and forever discharges the Lender Parties (as defined below) and each of their former, current and future stockholders, unitholders, members, limited and general partners, subsidiaries, divisions, controlling Persons, directors, managers, officers employees, agents and other Representatives (as defined in the Purchase Agreement) (such released Persons, the “Lender Releasees”), in each case from all demands, claims, investigations, causes of action, suits, accounts, covenants, contracts, losses and liabilities whatsoever of every name and nature, both in law and in equity, which the Loan Parties, any of their respective Affiliates, any Person claiming by, through or for the benefit of any of them, or any of their respective successors, assigns, or other legal representatives may now own, hold, have or claim to have against the Lender Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with, the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto; provided that nothing contained in this Section 4(b) shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any Person (x) for claims involving Fraud (as defined in the Purchase Agreement) or (y) with respect to claims against a party to the Purchase Agreement or in any agreement, certificate or document signed or delivered by either party in connection with the Purchase Agreement in regards to covenants or agreements contained herein or therein that by their terms contemplate performance following the closing of the Purchase Agreement or otherwise expressly by their terms survive the closing of the Purchase Agreement (including Article VI of the Purchase Agreement), to the extent of such survival in accordance with their terms. The Loan Parties shall not make, and the Loan Parties shall not permit any of their Affiliates to make, and covenant never to, and to cause their Affiliates not to, assert or voluntarily assist any Person in asserting any claim or demand, or commence any claim, suit or action asserting any claim or demand, including any claim for contribution or indemnification, against any of the Lender Releasees with respect to any liabilities released pursuant to this Section 4(b).

(c)Upon the effectiveness of this Amendment pursuant to Section 3 hereof, the Lenders, the historical lenders under the Credit Agreement (including Movantik Acquisition Co., HCR Stafford Fund, L.P., HCR Molag Fund, L.P., HCR Potomac Fund, L.P., HCR Overflow Fund, L.P. and HealthCare Royalty Partners IV, L.P.) and Agent (collectively, the “Lender Parties”), on behalf of themselves and each of their respective Affiliates, or any Person claiming by, through or for the benefit of any of them, and each of their respective successors, assigns, or other legal representatives, hereby irrevocably, unconditionally and completely waives and releases and forever discharges the Loan Parties and each of their former, current and future stockholders, unitholders, members, limited and general partners, subsidiaries, divisions, controlling Persons, directors, managers, officers employees, agents and other Representatives (as defined in the Purchase Agreement) (such released Persons, the “Borrower Releasees”), in each case from all demands, claims, investigations, causes of action, suits, accounts, covenants, contracts, losses and liabilities whatsoever of every name and nature, both in law and in equity, which the Lender Parties, any of their respective Affiliates, any Person claiming by, through or for the benefit of any of them, or any of their respective successors, assigns, or other legal representatives may now own, hold, have or claim to have against the Borrower Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with, the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto; provided that nothing contained in this Section 4(c) shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any Person (x) for claims involving Fraud (as defined in the Purchase Agreement) or (y) with respect to claims against a party to the Purchase Agreement or in any agreement, certificate or document signed or delivered by either party in connection with the Purchase Agreement in regards to covenants or agreements contained herein or therein that by their terms contemplate performance following the closing of the Purchase Agreement or otherwise expressly by their terms survive the closing of the Purchase Agreement (including Article VI of the Purchase Agreement), to the extent of such survival in accordance with their terms. Lender Parties shall not make, and the Lender Parties shall not permit any of their Affiliates to make, and covenant never to, and to cause their Affiliates not to, assert or voluntarily assist any Person in asserting any claim or demand, or commence any claim, suit or action asserting any claim or demand, including any claim for contribution or indemnification, against any of the Borrower Releasees with respect to any liabilities released pursuant to this Section 4(c).

(d)Upon the first to occur of (i) payment of all Movantik Escrow Eligible Liabilities and (ii) the first date occurring at least 90 days after the effective date of the Purchase Agreement when Parent has at least $[***] in cash and cash equivalents on hand (the satisfaction of the earlier thereof, the “Release Condition”), the Liens under the Collateral Documents shall be eligible for release; provided, that: (x) Borrower has delivered an officer’s certificate to Agent, certifying the satisfaction of the Release Condition and providing reasonable factual support for the satisfaction of the Release Condition, and (y) Agent has confirmed in its reasonable discretion that the Release Condition has been satisfied. The Parties agree and understand that the payment or settling of the liabilities set forth in Schedule A shall not be a Release Condition for purposes of this Amendment.

(e)Upon satisfaction of the Release Condition, Agent shall execute and deliver, at Borrower’s sole cost and expense (together with those costs incurred under Section 4(a)(iv) hereof, up to a maximum of $[***], beyond which threshold each party shall bear its own expenses), all instruments that Borrower may reasonably request acknowledging the satisfaction and termination of the Liens and security interests granted pursuant to the Collateral Documents.

5.Post-Closing Requirements. The Loan Parties hereby covenant and agree that as soon as practicable the Loan Parties shall deliver to Agent (or such later date as Agent may agree in writing in its sole discretion):

(a)within 3 Business Days from the Sixth Amendment Effective Date (or, if the Israeli Companies Registrar is physically and electronically inaccessible for at least 2 of the 3 Business Days immediately following the Sixth Amendment Effective Date, within 5 Business Days from the Sixth Amendment Effective Date), evidence that each of this Amendment, the Israeli Fixed Charge Amendment, the Israeli Floating Charge Amendment, the New Israeli Fixed Charge and the New Israeli Floating Charge was duly filed for registration with the Israeli Companies Registrar;

(b)within 3 Business Days from the Sixth Amendment Effective Date (or, if the Israeli Patent Authority is physically and electronically inaccessible for at least 2 of the 3 Business Days immediately following the Sixth Amendment Effective Date, within 5 Business Days from the Sixth Amendment Effective Date), evidence that each of the Israeli Fixed Charge Amendment and the New Israeli Fixed Charge was duly filed for registration with the Israeli Patent Authority;

(c)within 21 days from the Sixth Amendment Effective Date, evidence that the registration of each of the Israeli Fixed Charge Amendment and the New Israeli Fixed Charge at the Israeli Patent Authority was duly completed; and

(d)within 21 days from the Sixth Amendment Effective Date (or, if (x) the filings required by Section 5(a) are made on time in compliance with Section 5(a), and (y) the Israeli Companies Registrar is physically and electronically inaccessible for at least 14 of the 21 days immediately following the Sixth Amendment Effective Date, within 35 days from the Sixth Amendment Effective Date), evidence that the registration of each of this Amendment, the Israeli Fixed Charge Amendment, the Israeli Floating Charge Amendment, the New Israeli Fixed Charge and the New Israeli Floating Charge at the Israeli Companies Registrar was duly completed.

(e)Each Loan Party hereby agrees that failure to comply with the requirements set forth in Section 5 of this Amendment shall constitute an immediate and automatic Event of Default; provided, that non-compliance with Section 5(a) or Section 5(b) of this Amendment shall not constitute an Event of Default if (i) such non-compliance is the result of Agent’s wet-ink signature pages having not been delivered to the law offices of Gross & Co. (located at 1 Azrieli Center, Round Building, Tel Aviv 6701101, Israel, Attn: Perry Wildes) (“Borrower’s Israeli Counsel”) by a time that would reasonably allow the Loan Parties to comply with the requirements of Section 5(a) or Section 5(b) of this Amendment and (ii) such non-compliance is cured as promptly as practicable following delivery of Agent’s wet-ink signature pages to Borrower’s Israeli Counsel, it being agreed that if the filings required under Section 5(a) or Section 5(b) of this Amendment were not made within 21 days following the Sixth Amendment Effective Date then the relevant security documents shall be re-executed and re-filed within the timeframes required under Section 5(a) or Section 5(b) of this Amendment, as applicable; provided further, that non-compliance with Section 5(c) of this Amendment shall not constitute an event of default if (i) the Israeli Patent Authority is physically and electronically inaccessible for at least 14 of the 21 days immediately following the Sixth Amendment Effective Date and (ii) the Israeli Fixed Charge Amendment and the New Israeli Fixed Charge (as applicable) are re-executed and re-filed as promptly as practicable with the Israeli Patent Authority and registered at the Israeli Patent Authority within 21 days from the date of such re-execution.

6.Representations and Warranties of the Loan Parties. The Borrower and Parent hereby represent and warrant to the Agent and each Lender (before and after giving effect to this Amendment) that:

(a)The Borrower and Parent has the corporate power and authority, and the legal right, to execute, deliver and perform this Amendment;

(b)The Borrower and Parent has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment;

(c)No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with this Amendment or the execution, delivery, performance, validity or enforceability of this Amendment, or the performance, validity or enforceability of the Credit Agreement and the Security Agreement, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect;

(d)This Amendment has been duly executed and delivered on behalf of the Borrower and Parent. This Amendment, the Credit Agreement and the Security Agreement constitute the legal, valid and binding obligations of the Borrower, and Parent and the other Loan Parties party thereto and are enforceable against the Borrower, and Parent and the other Loan Parties party thereto in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and except as such obligations have been affected, modified or terminated by this Amendment;

7.Representations and Warranties of the Agent and Each Lender. The Lender Parties hereby represent and warrant to each Loan Party (before and after giving effect to this Amendment) that:

(a)Each Lender Party has the corporate power and authority, and the legal right, to execute, deliver and perform this Amendment;

(b)Each Lender Party has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment;

(c)No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with this Amendment or the execution, delivery, performance, validity or enforceability of this Amendment, or the performance, validity or enforceability of the Credit Agreement and the Security Agreement, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect;

(d)This Amendment has been duly executed and delivered on behalf of the each Lender Party. The amendments, waiver, termination of Obligations (other than the Go-Forward Obligations) and agreement to release certain Liens in this Amendment have been validly completed in accordance with Section 11.01 of the Credit Agreement, as applicable.

8.Waiver. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, Agent and Lenders hereby waive the Existing Defaults.

9.Miscellaneous.

(a)Loan Documents Otherwise Not Affected; Reaffirmation. The Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Except as set forth herein, the Borrower and Parent each hereby reaffirms the grant of security under the Collateral Documents and hereby affirms that such grant of security in the Collateral secures all Go-Forward Obligations.

(b)No Reliance. The Borrower and Parent, on the one hand, and the Agent and Lenders, on the other hand, hereby acknowledge and confirm to Agent and the Lenders and to Borrower and Parent, respectively, that they are executing this Amendment on the basis of their own investigation and for their own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person, except for those representations set forth in Sections 6 and 7 of this Amendment.

(c)Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(d)Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(e)Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(f)Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(g)Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(h)Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:

REDHILL BIOPHARMA INC.

By:	/s/ Rick Scruggs
	Name:	Rick Scruggs
	Title:	President and CEO

PARENT:

REDHILL BIOPHARMA LTD.

By:	/s/ Dror Ben-Asher
	Name:	Dror Ben-Asher
	Title:	CEO

By:	/s/ Micha Ben Chorin
	Name:	Micha Ben Chorin
	Title:	CFO

AGENT:

HCR Collateral Management, LLC.

By:	/s/ Clarke B. Futch
	Name:	Clarke B. Futch
	Title:	Managing Partner

Lender:

MOVANTIK ACQUISITION CO.

By:	/s/ Clarke B. Futch
	Name:	Clarke B. Futch
	Title:	President

[Signature Page to Sixth Amendment]

Historical lenders, solely for the purpose of providing the releases set forth in Section 3(c) of this Amendment, providing the representations and warranties in Section 7 of this Amendment and benefiting from the releases set forth in Section 3(b) of this Amendment:

HCR STAFFORD FUND, L.P.
BY: HCR STAFFORD FUND GP, LLC, ITS GENERAL PARTNER

By:	/s/ Clarke B. Futch
	Name:	Clarke B. Futch
	Title:	Managing Partner

HCR MOLAG FUND, L.P.
BY: HCR MOLAG FUND GP, LLC, ITS GENERAL PARTNER

By:	/s/ Clarke B. Futch
	Name:	Clarke B. Futch
	Title:	Managing Partner

HCR OVERFLOW FUND, L.P.
BY: HCR OVERFLOW FUND GP, LLC, ITS GENERAL PARTNER

By:	/s/ Clarke B. Futch
	Name:	Clarke B. Futch
	Title:	Managing Partner

HEALTHCARE ROYALTY PARTNERS IV, L.P.
BY: HEALTHCARE ROYALTY PARTNERS IV, L.P., ITS GENERAL PARTNER

By:	/s/ Clarke B. Futch
	Name:	Clarke B. Futch
	Title:	Managing Partner

HCR STAFFORD FUND, L.P.
BY: HCR STAFFORD FUND GP, LLC, ITS GENERAL PARTNER

By:	/s/ Clarke B. Futch
	Name:	Clarke B. Futch
	Title:	Managing Partner